Exhibit 10.6

SOFTWARE PURCHASE ORDER

P.O. No.: ___________	Date: May 10, 2012
Customer:Herlong Investments Limited and VelaTel Global Communications, Inc.
Address (VelaTel):  12526 High Bluff Drive, Suite 155, San Diego, CA  92130
Contact Person (VelaTel):  Mario Alvarez
Address (Herlong):  Salvator Levis
Contact Person (Herlong):  Agapinoros 2, Iris Tower, 7th Floor Flat/Office 702 Nicosia, Cyprus
Bank Item: [  ] (Accounting Bank name, A/C number)

Supplier: ZTE CORPORATION
Address: ZTE Plaza, Keji Road South, Hi-Tech Industrial Park, Nanshan District, Shenzhen, P.R.China
Bank Item: BANK OF CHINA SHENZHEN BRANCH
US Dollar Account: 810100277908092014
Contact Person: Gao Ping

1.	Contract Amount & Price

Item Description	Total Price – USD
Software (One Year Warranty Included)	$ 4,901.309.20
Value Added Tax (referred to in Croatia as “PDV”)	Paid by Customer
Delivery and Other Expenses	Paid by Customer
Total Contract Price	$ 4,901,309.20

2.	Bill of this PO shall be detailed in Attachment 1: Bill of Quotation.

3.	Trade Term: FCA.

4.	Delivery Port: Hong Kong, China.

5.	Delivery Date: Within ___ days after execution of this PO.

6.	Payment Terms:

a.
  Down Payment:$1,050,000.00, of which $700,000.00 has been previously paid, $210,000.00 is due within 15 days of this PO, and $140,000.00 is due within 15 days of goods available for Customer’s inspection at Delivery Port.

b.	Vendor Financing: Per the following credit facility:

Facility amount:	$3,851,309.20 (Total Contract Price less Down Payment)
Currency:	United States Dollars.
Tenor:	2.5 years (Including Grace Period).
Grace period:	1 year commencing from first Bill of Lading date under this purchase order.

PROPRIETARY AND CONFIDENTIAL	Page 1 of 2

Interest Rate	6 months Libor plus 2.5% per annum.
Principal Repayment:	Three semi-annually equal installments, with first one beginning on the 180th day from end of Grace Period.
Interest Payment:	Together with each principal repayment.
Security:	1. Unconditional and irrevocable Corporate Guarantee by VelaTel Global Communications, Inc. for 100% of the financed amount. 2. Mortgage of 100% of System Software that is supplied by ZTE.
Assignment:
Supplier has right to assign all the account receivables to a third party with a written notice to Customer.  Customer shall accommodate necessary assistance to complete such assignment, including but not limited to acknowledging and signing any receivable assignment notice.
A detailed financing agreement shall be entered into between Customer and Supplier for the financing arrangement.

7.	The implementation schedule shall be detailed in a separate Service Contract.

8.	The Supplier shall provide the one year warranty to the Customer for the Software supplied under this PO.

9.	Other clauses refer to the Software Contract signed by and between Customer and Supplier on May __, 2012 (Contract No. DTZF2012050803WMXTH403).

VELATEL GLOBAL COMMUNICATIONS, INC.		ZTE CORPORATION

By	/s/ Colin Tay	By	/s/ Gong Yue Zhong
Name:	Colin Tay	Name:	Gong Yue Zhong
Title:	President	Title:	Executive Vice President
Date:	May __, 2012	Date:	May __, 2012

HERLONG INVESTMENTS LIMITED

By	/s/ Salvator Levis
Name:	Salvator Levis
Title:	Chief Executive Officer
Date:	May __, 2012

Attachment 1: Bill of Quotation

PROPRIETARY AND CONFIDENTIAL	Page 2 of 2